                                                                         ANNEX 1

                                DEFINITIONS ANNEX

     This is the Definitions Annex referred to in the Senior Loan Documents and the Second Priority Debt Documents. Each capitalized term used herein shall have the meaning assigned to it below or, if not defined herein, the meaning assigned to it in the applicable Senior Loan Document or Second Priority Debt Document.
The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     References to any agreement are to such agreement as amended, modified or supplemented from time to time in accordance with the terms thereof and of each
Senior Loan Document and Second Priority Debt Document containing restrictions or imposing conditions on the amendment, modification or supplementing of such agreement.

     "Affiliate" means, when used with respect to a specified Person, another
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Asset Sale" means any sale, lease, assignment, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset (whether now owned or hereafter acquired, whether in one transaction or a series of transactions and whether by way of merger or otherwise) of the Borrower or any Subsidiary (including of any Equity Interest in a Subsidiary).

     "Attributable Debt" means, as to any particular Capital Lease or Sale and
Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, as of any date as of which the amount thereof is to be determined (i) in the case of a transaction involving a Capital Lease, the amount as of such date of Capital Lease Obligations with respect thereto and (ii) in the case of a Sale and Leaseback Transaction not involving a Capital Lease, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate per annum that would be applicable to a Capital
Lease of the Borrower having similar payment terms. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges, whether or not characterized as rent. Any determination of any rate implicit in the terms of a Capital Lease or a lease in a Sale and Leaseback Transaction not involving a Capital Lease made in accordance with generally accepted financial practices by the Borrower shall be binding and conclusive absent manifest error.

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     "Bankruptcy Proceeding" means any proceeding under Title 11 of the U.S.
Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

     "Basket Asset Sale" means any sale, transfer or disposition (including a
Sale and Leaseback Transaction not involving any Mortgaged Property) of office locations, Stores or other personal or real property (including any improvements thereon), whether or not constituting Mortgaged Property, or leasehold interest therein for fair value in the ordinary course of business consistent with past practice and not inconsistent with the business plan delivered to the Senior
Lenders prior to the Restatement Effective Date; provided, however, that (i) the aggregate consideration received therefor (including the fair market value of any non-cash consideration) shall not exceed $125,000,000 in any fiscal year of
Rite Aid (calculated without regard to Sale and Leaseback Transactions permitted by Section 6.01(vii), (xii) and (xiii) of the Senior Credit Agreement) and (ii)
except with respect to any net consideration received from any sale, transfer or disposition to a third Person of Stores, leases and prescription files closed at substantially the same time as, and entered into as part of a single related transaction with, the purchase or other acquisition from such third Person of
Stores, leases and prescription files of a substantially equivalent value, at least 75% of such consideration shall consist of cash.

     "Borrower" means Rite Aid.

     "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to close; provided, however, that when used in connection with a
Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

     "Casualty/Condemnation" means any event that gives rise to
Casualty/Condemnation Proceeds.

     "Casualty/Condemnation Proceeds" means

          (a) any insurance proceeds under any insurance policies or otherwise with respect to any casualty or other insured damage to any properties or assets of the Borrower or the Subsidiaries; and

          (b) any proceeds received by the Borrower or any Subsidiary in connection with any action or proceeding for the taking of any properties or assets of the Borrower or the Subsidiaries, or any part thereof or interest therein, for

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     public or quasi-public use under the power of eminent domain, by reason of any similar public improvement or condemnation proceeding;

minus, in each case (i) any fees, commissions and expenses (including the costs of adjustment and condemnation proceedings) and other costs paid or incurred by the Borrower or any Subsidiary in connection therewith, (ii) the amount of income taxes reasonably estimated to be payable as a result of any gain recognized in connection with the receipt of such payment or proceeds and (iii)
the amount of any Indebtedness (or Attributable Debt), other than the Senior
Obligations, together with premium or penalty, if any, and interest thereon (or comparable obligations in respect of Attributable Debt), that is secured by a
Lien on (or if Attributable Debt, the lease of) the properties or assets in question and that has priority over both the Senior Lien and the Second Priority
Lien, that is required to be repaid as a result of the receipt by the Borrower or a Subsidiary of such payments or proceeds; provided, however, that no such proceeds shall constitute Casualty/Condemnation Proceeds to the extent that such proceeds are (A) reinvested in other like fixed or capital assets within 270 days of the Casualty/Condemnation that gave rise to such proceeds or (B)
committed to be reinvested in other like fixed or capital assets within 270 days of such Casualty/Condemnation, with diligent pursuit of such reinvestment, and reinvested in such assets within 365 days of such Casualty/Condemnation.

     "Citibank" means Citibank, N.A.

     "Collateral" means the Senior Collateral and the Second Priority
Collateral.

     "Collateral Documents" means the Senior Collateral Documents and the Second
Priority Collateral Documents.

     "Collateral Trust and Intercreditor Agreement" means the Amended and
Restated Collateral Trust and Intercreditor Agreement, dated as of June 27,
2001, as amended and restated as of May 28, 2003, among Rite Aid, the Subsidiary
Guarantors, the Second Priority Collateral Trustee, the Senior Collateral Agents
and each other Representative.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Debt Facility" means the Senior Credit Agreement and any Second Priority
Debt Facility, or any combination thereof (as the context requires).

     "Default Rate" means a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the sum of (a) the rate of interest publicly announced by Citibank in New
York, New York, from time to time as its "base rate" plus (b) 2.00%.

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     "Domestic Subsidiary" means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of
Columbia.

     "Effective Date" means June 27, 2001.

     "Effective Date Indentures" mean, collectively, (a) the Indenture dated as of December 21, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee and (b) the Indenture dated as of August 1, 1993, between Rite Aid and
Morgan Guaranty Trust Company of New York, as trustee.

     "8.125% Note Indenture" means the Indenture dated as of April 22, 2003 among Rite Aid, the Subsidiary Guarantors and BNY Midwest Trust Company, as
trustee, relating to the 8.125% Notes.

     "8.125% Notes" means the 8.125% Senior Secured Notes of the Borrower due
2010 issued pursuant to the 8.125% Note Indenture and any Registered Equivalent
Notes issued in exchange therefor.

     "4.75% Convertible Notes" means the 4.75% Convertible Notes of the Borrower due 2006 issued pursuant to the 4.75% Note Indenture and any Registered
Equivalent Notes issued on exchange thereof.

     "4.75% Note Indenture" means the Indenture dated as of November 19, 2001 between Rite Aid and BNY Midwest Trust Company, as trustee, relating to the
4.75% Convertible Notes.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person
(the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such
Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of

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such Person in respect of the deferred purchase price of property or services
(excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the
Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h)
all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The
Indebtedness of any Person shall include the Indebtedness of any other entity
(including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indentures" mean, collectively, the Effective Date Indentures and the
Restatement Date Indentures.

     "Instructing Group" means, until the Senior Obligation Payment Date, the
Required Lenders and, thereafter, the Second Priority Instructing Group.

     "Intercompany Inventory Purchase Agreement" means the Intercompany
Inventory Purchase Agreement dated as of June 12, 2000 (as amended), among the
Borrower, Rite Aid Hdqtrs. Corp., the Distribution Subsidiaries named therein and the Operating Subsidiaries named therein.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing)
relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Majority Senior Parties" means the Required Lenders (as defined in the
Senior Credit Agreement), or with respect to any waiver, amendment or request,
Senior Lenders having such amount of unused Revolving Commitments and Revolving
Exposure as may be required under the Senior Credit Agreement to approve the same.

     "Moody's" means Moody's Investors Service, Inc., or any successor to its business of rating debt securities.

     "Net Cash Proceeds" means:

          (a) with respect to any Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect of such

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     Asset Sale (including, when received, any cash proceeds received in respect of any noncash proceeds of any Asset Sale), less the sum of

               (i) reasonable costs and expenses paid or incurred in connection with such transaction, including, without limitation, any underwriting brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses (including title and recording expenses, associated therewith), payments of unassumed liabilities relating to the assets sold and any severance and termination costs;

               (ii) the amount of any Indebtedness (or Attributable Debt), together with premium or penalty, if any, and accrued interest thereon
          (or comparable obligations in respect of Attributable Debt) secured by a Lien on (or if Attributable Debt, the lease of) any asset disposed of in such Asset Sale and discharged from the proceeds thereof, but only to the extent such Lien has priority over the Senior Lien and the
          Second Priority Lien;

               (iii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale; and

               (iv) the portion of such cash proceeds which the Borrower
          determines in good faith and reasonably should be reserved for post-closing adjustments, including, without limitation,
          indemnification payments and purchase price adjustments, provided, that on the date that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Borrower or any of the Subsidiary Loan Parties shall constitute Net Cash Proceeds on such date;

          (b) with respect to the proceeds received by the Borrower or a
     Subsidiary from or in respect of an issuance in the public or private capital markets of long-term debt securities, of equity securities or of equity-linked (e.g., trust preferred) securities, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect of such issuance, less any reasonable transaction costs, including investment banking and underwriting fees, discounts and commissions and any other expenses (including legal fees and expenses)
     reasonably incurred by such Person in respect of such issuance;

          (c) with respect to any Securitization, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiary from or in respect of such Securitization, less any reasonable transaction costs, including investment banking and underwriting fees, discounts and commissions and any other

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     expenses (including legal fees and expenses) reasonably incurred by such
     Person in respect of such Securitization; and

          (d) with respect to a Casualty/Condemnation, the amount of
     Casualty/Condemnation Proceeds.

     "9.5% Note Indenture" means the Indenture dated as of February 12, 2003 among Rite Aid, the Subsidiary Guarantors and BNY Midwest Trust Company, as
trustee, relating to the 9.5% Notes.

     "9.5% Notes" means the 9.5% Senior Secured Notes of Rite Aid due 2011 issued pursuant to the 9.5% Note Indenture and any Registered Equivalent Notes
issued in exchange therefor.

     "9.25% Note Indenture" means the Indenture dated as of May 20, 2003 between
Rite Aid and BNY Midwest Trust Company, as trustee, relating to the 9.25% Notes.

     "9.25% Notes" means the 9.25% Senior Unsecured Notes of Rite Aid due 2013 issued pursuant to the 9.25% Note Indenture and any Registered Equivalent Notes
issued in exchange therefor.

     "Obligors" means Rite Aid, the Subsidiary Guarantors, the Subsidiary Loan
Parties and any other Person who is liable for any of the Secured Obligations.

     "Permitted Disposition" means any of the following, other than sales of
Securitization Assets in a Securitization:

          (i) dispositions of inventory at retail, cash, cash equivalents and other cash management investments and obsolete, unused, uneconomic or unnecessary equipment or inventory, in each case in the ordinary course of business;

          (ii) a disposition to a Subsidiary Loan Party, provided that if the property subject to such disposition constitutes Collateral immediately before giving effect to such disposition, such property continues to constitute Collateral subject to the Senior Lien and the Second Priority
     Lien;

          (iii) a sale or discount, in each case without recourse and in the ordinary course of business, of overdue Accounts (as defined in the Senior
     Credit Agreement) arising in the ordinary course of business, but only to the extent such Accounts are no longer Eligible Accounts Receivable (as defined in the Senior Credit Agreement) and such sale or discount is in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

          (iv) Basket Asset Sales; and

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          (v) sales of Accounts Receivable (as defined in the Senior Subsidiary
     Security Agreement) relating to worker's compensation claims to collection agencies pursuant to the Borrower's customary cash management procedures.

     "Permitted Investments" means any investment by any Person in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United
States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii)
above, provided in each case that such investment matures within one year from the date of acquisition thereof by such Person or (v) money market mutual funds at least 80% the assets of which are held in investments referred to in clauses
(i) through (iv) above (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

     "Reduction" means, when applied to any Debt Facility, (i) the permanent repayment of outstanding loans (or obligations in respect of Attributable Debt)
under such Debt Facility, (ii) the permanent reduction of outstanding lending commitments under such Debt Facility or (iii) the permanent cash collateralization of outstanding letters of credit under such facility (together with the termination of any lending commitments utilized by such letters of credit).

     "Refinance" means, with respect to any issuance of Indebtedness, to replace, renew, extend, refinance, repay, refund, repurchase, redeem, defease or retire, or to issue Indebtedness in exchange or as a replacement therefor.

     "Refinanced" and "Refinancing" shall have correlative meanings.

     "Registered Equivalent Notes" means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the
Securities Act of 1933, substantially identical notes issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

     "Representatives" means each of the Senior Collateral Agents and the Second
Priority Representatives.

     "Restatement Effective Date" means the date on which the Senior Credit
Agreement becomes effective pursuant to its terms.

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     "Restatement Date Indentures" mean, collectively, (a) the Unsecured Note
Indenture, (b) the 12.5% Note Indenture, (c) the 9.5% Note Indenture, (d) the
8.125% Note Indenture, (e) the 9.25% Note Indenture and (f) the 4.75% Note
Indenture.

     "Rite Aid" means Rite Aid Corporation, a Delaware corporation, and its successors.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

     "Sale and Leaseback Transaction" means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any office building (including its headquarters), distribution center, manufacturing plant, warehouse, Store, equipment or other property, real or personal, now or hereafter owned by the
Borrower or a Subsidiary with the intention that the Borrower or any Subsidiary rent or lease the property sold or transferred (or other property of the buyer or transferee substantially similar thereto).

     "SEC" means the United States Securities and Exchange Commission and any
successor agency thereto.

     "Second Priority Collateral" means all the "Second Priority Collateral" as defined in any Second Priority Collateral Document.

     "Second Priority Collateral Documents" means the Second Priority Subsidiary
Security Agreement, the Second Priority Subsidiary Guarantee Agreement, the
Second Priority Indemnity, Subrogation and Contribution Agreement, the
Collateral Trust and Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary
Guarantor pursuant to any of the foregoing for purposes of providing collateral security or credit support for any Second Priority Debt Obligation or obligation under the Second Priority Subsidiary Guarantee Agreement.

     "Second Priority Collateral Trustee" means Wilmington Trust Company, in its capacity as collateral trustee under the Collateral Trust and Intercreditor
Agreement and the Second Priority Collateral Documents, and its successors.

     "Second Priority Debt" means any Indebtedness (including the 12.5% Notes,
9.5% Notes, 8.125% Notes and 7.5% Notes) incurred by Rite Aid and Guaranteed by the Subsidiary Guarantors on or after the Effective Date pursuant to the Second
Priority Subsidiary Guarantee Agreement (i) which is secured by the Second
Priority Collateral on a pari passu basis (other than as provided by the terms of the applicable Second Priority Debt Documents) with the other Second Priority
Debt Obligations and (ii) if issued on or after the Restatement Effective Date, matures after December 31, 2010; provided, however, that (A) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior
Loan Document and each Second Priority Debt Document and (B) the Representative
for the holders of such Second Priority Debt shall

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have become party to the Collateral Trust and Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 10.12 thereof. Second
Priority Debt shall include any Registered Equivalent Notes issued in exchange thereof.

     "Second Priority Debt Documents" means, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures and other operative agreements or instruments evidencing or governing such Debt, including the Second Priority Collateral Documents.

     "Second Priority Debt Facility" means the indenture or other governing agreement or instrument with respect to any Second Priority Debt.

     "Second Priority Debt Obligations" means with respect to any series, issue or class of Second Priority Debt, (i) all principal of, and interest (including without limitation, any interest which accrues after the commencement of any
Bankruptcy Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Second Priority Debt, (ii) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (iii) any renewals or extensions of the foregoing.

     "Second Priority Debt Parties" means with respect to any series, issue or class of Second Priority Debt, the holders of such Debt, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any Second Priority
Obligor under any related Second Priority Debt Documents, but shall not include the Loan Parties or any Controlled Affiliates thereof (unless such Loan Party or
Controlled Affiliate is a holder of such Debt, a trustee or agent therefore or beneficiary of such an indemnification obligation named as such in a Second
Priority Debt Document).

     "Second Priority Indemnity, Subrogation and Contribution Agreement" means the Amended and Restated Second Priority Indemnity, Subrogation and Contribution
Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003 among Rite Aid, the Subsidiary Guarantors and the Second Priority Collateral
Trustee.

     "Second Priority Instructing Group" means Second Priority Representatives with respect to Second Priority Debt Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

         "Second Priority Lien" means the Liens on the Second Priority
Collateral in favor of the Second Priority Parties under the Second Priority
Collateral Documents.

         "Second Priority Representative" means, in respect of a Second Priority
Debt Facility, the trustee, administrative agent, security agent or similar agent under each Second Priority Facility, as the case may be, and each of their successors in such capacities.

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     "Second Priority Subsidiary Guarantee Agreement" means the Amended and
Restated Second Priority Subsidiary Guarantee Agreement, dated as of June 27,
2001, as amended and restated as of May 28, 2003, made by the Subsidiary
Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Restatement Effective Date) in favor of the Second Priority Collateral
Trustee for the benefit of the Second Priority Debt Parties.

     "Second Priority Subsidiary Security Agreement" means the Amended and
Restated Second Priority Subsidiary Security Agreement, dated as of June 27,
2001, as amended and restated as of May 28, 2003, made by the Subsidiary
Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Restatement Effective Date) in favor of the Second Priority Collateral
Trustee for the benefit of the Second Priority Debt Parties.

     "Secured Obligations" means the Senior Obligations and the Second Priority
Debt Obligations.

     "Secured Parties" means the Senior Secured Parties and the Second Priority
Debt Parties.

     "Senior Collateral" means all the "Collateral" as defined in any Senior
Collateral Document.

     "Senior Collateral Agents" means Citicorp North America, Inc. and JPMorgan
Chase Bank, N.A., each in its capacity as a senior collateral processing co-agent under the Senior Collateral Documents, and their successors.

     "Senior Collateral Disposition" means (i) any sale, transfer or other disposition of Senior Collateral (including any property or assets that would constitute Senior Collateral but for the release of the Senior Lien with respect thereto in connection with such sale, transfer or other disposition), other than a Permitted Disposition or (ii) a Casualty/Condemnation with respect to Senior
Collateral.

     "Senior Collateral Documents" means the Senior Subsidiary Security
Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity,
Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor
Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Senior Credit Agreement or for purposes of providing collateral security or credit support for any Senior Obligation or obligation under the Senior Subsidiary Guarantee Agreement.

     "Senior Credit Agreement" means the Amended and Restated Senior Credit
Agreement, dated as of June 27, 2001, as amended and restated as of September
30, 2005 and as may be further amended, restated or otherwise modified from time to time, among Rite Aid, the Senior Lenders and Citicorp North America, Inc., as
administrative agent and as Senior Collateral Agents for the Senior Lenders.

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     "Senior Indemnity, Subrogation and Contribution Agreement" means the
Amended and Restated Senior Indemnity, Subrogation and Contribution Agreement,
dated as of June 27, 2001, as amended and restated as of May 28, 2003, among
Rite Aid, the Subsidiary Guarantors (including Subsidiary Guarantors becoming party thereto after the Restatement Effective Date) and the Senior Collateral
Agents.

     "Senior Hedging Agreement" means any Hedging Agreement entered into with
Rite Aid or any Subsidiary, if the applicable counterparty was a Senior Lender or an Affiliate thereof (i) on the Effective Date, in the case of any Hedging
Agreement entered into prior to the Restatement Effective Date, or (ii) at the time the Hedging Agreement was entered into, in the case of any Hedging
Agreement entered into on or after the Restatement Effective Date.

     "Senior Lender" means a "Lender" as defined in the Senior Credit Agreement.
"Senior Lien" means the Liens on the Senior Collateral in favor of the Senior
Secured Parties under the Senior Collateral Documents.

     "Senior Loan Documents" means the Senior Credit Agreement, the Notes referred to in the Senior Credit Agreement, each Senior Hedging Agreement and the Senior Collateral Documents.

     "Senior Obligation Payment Date" means the date on which (i) the Senior
Obligations have been paid in full, (ii) all lending commitments under the
Senior Credit Agreement have been terminated and (iii) there are no outstanding letters of credit issued under the Senior Credit Agreement other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

     "Senior Obligations" means (i) the principal of each loan made under the
Senior Credit Agreement, (ii) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the Senior Credit
Agreement, (iii) all monetary obligations of the Borrower or any Subsidiary under each Senior Hedging Agreement entered into (x) prior to the Restatement
Effective Date with any counterparty that was a Senior Lender (or an Affiliate thereof) on the Restatement Effective Date or (y) on or after the Effective Date with any counterparty that was a Senior Lender (or an Affiliate thereof) at the time such Senior Hedging Agreement was entered into, (iv) all interest on the loans, letter of credit reimbursement, fees and other obligations under the
Senior Credit Agreement or such Senior Hedging Agreements (including, without limitation any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Subsidiary Loan Party, whether or not allowed or allowable as a claim in such proceeding), (v) all other amounts payable by the Borrower or any Subsidiary under the Senior Loan Documents and
(vi) all increases, renewals, extensions and Refinancings of the foregoing.

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     "Senior Secured Parties" means each party to the Senior Credit Agreement other than any Senior Loan Party, each counterparty to a Senior Hedging
Agreement, the beneficiaries of each indemnification obligation undertaken by
Rite Aid or any other Loan Party under any Senior Loan Document, and the successors and permitted assigns of each of the foregoing.

     "Senior Subsidiary Guarantee Agreement" means the Amended and Restated
Senior Subsidiary Guarantee Agreement, made by the Subsidiary Guarantors
(including Subsidiary Guarantors that become parties thereto after the
Restatement Effective Date) in favor of the Senior Collateral Agents for the benefit of the Senior Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Senior Subsidiary Security Agreement" means the Amended and Restated
Senior Subsidiary Security Agreement, made by the Subsidiary Guarantors
(including Subsidiary Guarantors that become parties thereto after the
Restatement Effective Date) in favor of the Senior Collateral Agents for the benefit of the Senior Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "7.5% Notes" means the 7.5% Senior Secured Notes of the Borrower due 2015 issued pursuant to the 7.5% Note Indenture and any Registered Equivalent Notes
issued in exchange therefor.

     "7.5% Note Indenture" means the Indenture dated as of January 11, 2005 among Rite Aid, the Subsidiary Guarantors and BNY Midwest Trust Company, as
trustee, relating to the 7.5% Notes.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Subsidiary Guarantor" means each Subsidiary that is party to any Second
Priority Collateral Document.

     "Subsidiary Loan Party" means each Subsidiary that is party to any Senior
Collateral Document.

     "Triggering Event" shall have the meaning assigned to such term in the
Collateral Trust and Intercreditor Agreement.

     "12.5% Note Exchange Agreement" means the Note Exchange Agreement entered into as of June 27, 2001, by and among Rite Aid and the entities listed on
Schedule I to the agreement relating to the issuance of the Exchange Notes in exchange for $152,025,000 principal amount of Rite Aid's 10.5% Senior Secured
Notes due 2002.

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     "12.5% Note Indenture" means the Indenture dated as of June 27, 2001, among
Rite Aid, the Subsidiary Guarantors and U.S. Bank and Trust, as trustee, relating to the 12.5% Notes.

     "12.5% Note Registration Rights Agreement" means the Exchange and
Registration Rights Agreement, dated as of June 27, 2001, among Rite Aid, each of the Subsidiary Guarantors and the Holders from time to time as provided therein.

     "12.5% Notes" means the 12.5% Senior Secured Notes due 2006 of Rite Aid issued on the Effective Date pursuant to the 12.5% Note Indenture.

     "Uniform Commercial Code" or "UCC" means, unless otherwise specified, the
Uniform Commercial Code as from time to time in effect in the State of New York.